EXHIBIT 99.1

Innodata Isogen Reports Fourth Quarter and Year-End 2003 Results;
Company Rebounds, Attains Profitability in 2003

    NEW YORK--(BUSINESS WIRE)--March 18, 2004--INNODATA ISOGEN, INC. (NASDAQ: INOD), a leading provider of content supply chain solutions, today announced net income of $734,000, or $0.03 per diluted share, for the fourth quarter of 2003, versus a net loss of $1,988,000, or $0.09 per diluted share, for the fourth quarter of 2002.
    Revenues were $10,821,000 for the three months ended December 31, 2003, as compared to revenues of $6,162,000 for the same period in 2002, climbing approximately 75%. This is the second straight quarter of year-over-year improvement in revenues.
    Net income for the 12 months ended December 31, 2003 was $475,000, or $0.02 per diluted share, up substantially from a net loss of $5,165,000, or $0.24 per diluted share, for the comparable period in 2002. Revenues for the 12 months ended December 31, 2003 were $36,714,000 versus $36,385,000 in the same period the year before.
    Innodata Isogen's unrestricted cash position is strong at approximately $5 million as of December 31, 2003. The company generated approximately $700,000 cash from operating activities in 2003 and working capital climbed to nearly $12 million by the end of the fourth quarter of 2003.
    The company attributed the improved financial results chiefly to cost cutting measures, increased operational efficiencies and a more favorable business climate in 2003, in which capital spending restrictions in the commercial and enterprise publishing sectors began to ease.
    "We're optimistic that demand for our services will continue to strengthen in 2004," said Jack Abuhoff, chairman and chief executive officer of Innodata Isogen. "We've come out of the last couple of years a more focused and more competitive organization that can better execute on our strategy and better capitalize on substantial opportunities in our markets."
    Innodata Isogen has approximately $1.1 million in outstanding authorization under the terms of a stock buyback program, approved by the Board of Directors in August 2002, should it decide to buy back shares.

    Timing of Conference Call with Q&A

    Innodata Isogen will conduct an investor conference call, including a question & answer period, at 11:00 AM ET today. Interested parties can participate in this call by dialing the following call-in numbers:

    The call-in numbers for the conference call are as follows:
    1-800-915-4836 (Domestic)
    1-973-317-5319 (International)

    Replays will also be made available at:
    1-800-428-6051 (Domestic Replay)
    1-973-709-2089 (International Replay)
    (Passcode on Replay only: 330791)

    Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of www.innodata-isogen.com. Please note that the Webcast feature will be in a listen-only mode. Call-in or Webcast replay will be available for 30 days following the conference call.

    About Innodata Isogen

    Innodata Isogen (www.innodata-isogen.com) optimizes content supply chains, helping clients realize significant cost savings and productivity gains from content-related operations, achieve better outcomes and compete more effectively in demanding global markets.
    Its solutions encompass virtually every activity necessary to create, use and distribute information products. Clients can choose from an array of integrated point solutions or simply outsource their entire content supply chain to Innodata Isogen.
    The company, based in metro New York, has seven content solution centers and satellites in North America and Europe, seven certified content production facilities and a dedicated tools and technology center in Asia, together employing more than 7,000 content specialists worldwide.
    Among its extensive roster of blue-chip clients are the world's leading commercial publishers, Global 2000 enterprises, government agencies, and major archives, libraries and museums.
    This release contains certain forward-looking statements, including without limitation, statements concerning the company's operations, economic performance, and financial condition. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "anticipate," "indicate," "point to" and other similar expressions generally identify forward-looking statements, which speak only as of their dates.
    These forward-looking statements are based largely on the company's current expectations, and are subject to a number of risks and uncertainties, including without limitation, continuation or worsening of present depressed market conditions, changes in external market factors, the ability and willingness of the company's clients and prospective clients to execute business plans which give rise to requirements for digital content and professional services in knowledge processing, difficulty in integrating and deriving synergies from acquisitions, potential undiscovered liabilities of companies that Innodata Isogen acquires, changes in the company's business or growth strategy, the emergence of new or growing competitors, various other competitive and technological factors, and other risks and uncertainties indicated from time to time in the company's filings with the Securities and Exchange Commission.
    Actual results could differ materially from the results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this release will occur.


               INNODATA ISOGEN, INC. AND SUBSIDIARIES
          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              (In thousands, except per share amounts)
                            (Unaudited)

                                       3 Months Ended  12 Months Ended
                                        December 31,    December 31,
                                         2003    2002    2003    2002
                                      ---------------- ---------------

REVENUES                              $10,821  $6,162 $36,714 $36,385
                                      --------------------------------

OPERATING COSTS AND EXPENSES:
 Direct operating expenses              7,571   6,337  27,029  32,005
 Selling and administrative expenses    2,337   2,228   8,898  10,038
 Restructuring costs and asset
  impairment                                -     244       -     244
 Interest income - net                     (2)    (26)    (21)    (60)
                                      --------------------------------

     Total                              9,906   8,783  35,906  42,227
                                      --------------------------------
INCOME (LOSS) BEFORE PROVISION FOR
 (BENEFIT FROM) FOR INCOME TAXES          915  (2,621)    808  (5,842)

PROVISION FOR (BENEFIT FROM) INCOME
 TAXES                                    181    (633)    333    (677)
                                      --------------------------------

NET INCOME (LOSS)                        $734 $(1,988)   $475 $(5,165)
                                      ================================

BASIC INCOME (LOSS) PER SHARE            $.03   $(.09)   $.02   $(.24)
                                      ================================
WEIGHTED AVERAGE SHARES OUTSTANDING    21,782  21,415  21,570  21,489
                                      ================================

DILUTED INCOME (LOSS) PER SHARE          $.03   $(.09)   $.02   $(.24)
                                      ================================
ADJUSTED DILUTIVE SHARES OUTSTANDING   24,368  21,415  22,966  21,489
                                      ================================


               INNODATA ISOGEN, INC. AND SUBSIDIARIES
               CONDENSED CONSOLIDATED BALANCE SHEETS
                           (In Thousands)

                                                   December  December
                                                   31, 2003  31, 2002
                                                  --------------------
                                                  (unaudited)(audited)
ASSETS

CURRENT ASSETS:
Cash and equivalents                                  $5,051   $7,255
Cash and equivalents - restricted                      1,000        -
Accounts receivable-net                                8,497    3,253
Prepaid expenses and other current assets                999      706
Refundable income taxes                                1,075    1,491
Deferred income taxes                                  1,421    1,501
                                                  --------------------

       Total current assets                           18,043   14,206

PROPERTY AND EQUIPMENT - NET                           5,628    6,707

OTHER ASSETS                                             800    1,109

GOODWILL                                                 675      675
                                                  --------------------

TOTAL                                                $25,146  $22,697
                                                  ====================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses                 $2,451   $2,655
Accrued salaries and wages                             2,865    2,526
Income and other taxes                                   598      455
Current portion of capital lease obligations             146        -
                                                  --------------------

       Total current liabilities                       6,060    5,636

DEFERRED INCOME TAXES                                  1,410    1,492

OBLIGATIONS UNDER CAPITAL LEASE                          272        -

STOCKHOLDERS' EQUITY                                  17,404   15,569
                                                  --------------------

TOTAL                                                $25,146  $22,697
                                                  ====================

    CONTACT: Innodata Isogen
             Al Girardi, (201) 488-1200, ext. 5392
             agirardi@innodata-isogen.com